SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

Commission File Number: 333-28249

PRIME AIR, INC.

(Exact name of registrant as specified in its charter)

NEVADA Applied For State or other jurisdiction of I.R.S. Employer I.D. No. incorporation or organization

601 - 938 Howe Street, Vancouver, British Columbia, Canada V6Z 1N9;
(604)684-5700

----------------------------------------------------------------------

(Address and telephone number of principal executive offices)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 6, 2006 following receipt of a Resolution signed by a majority of the Shareholders pursuant to Nevada Revised Statutes Rule NRS 78.320 of the State of Nevada and in accordance with the Articles of Incorporation:

a. Wayne Koch was appointed as a Director of the Corporation;
b. Greg Duffy was appointed as a Director of the Corporation;

APPOINTMENT OF DIRECTORS.

Mr. Koch is a Certified Management Accountant duly licensed for public practice in the Province of British Columbia.  His background includes over 35 years working experience in public accounting, industry and government.  He was a director of Prime Air, Inc. previously for a period of approximately 8 years.  He retains his existing position of Treasurer and Chief Financial Officer of the Company.

Mr. Duffy’s background includes over 30 years in banking and finance.  He is currently the chief financial officer of a long established automobile dealership and was a director of Prime Air, Inc. previously for a period of approximately 10 years.

There are no special arrangements or understandings between the new directors and any other persons, naming such persons, pursuant to which such director was selected as a director;

There are no committees of the board of directors to which the new directors have been, or at the time of this disclosure are expected to be, named.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 6, 2006                       PRIME  AIR,  INC.

                                            By:  /s/  Wayne  Koch

                                                 --------------------

                                                 Wayne  Koch

                                                 CFO